
SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
                         Eight Months                                                              For the Nine Months
MYCOGEN CORPORATION      Ended Aug 31    -----------For the Years Ended August 31---------------    Ended May 31,      Sep 21
                             1992        1993        1994        1995        1996        1997        1997      1998     1998
                         ------------------------------------------------------------------------- -----------------  -------
SELECTED BALANCE SHEET ITEMS                                                                           (Unaudited)


Accounts Receivable                                               $27,402     $30,700     $42,102            $92,404
Inventory                                                          33,633      37,177      57,135             72,271
Current Assets                                                     79,902     137,795     106,754            179,890
Current Liabilities                                                21,208      41,047      66,929            118,861
Working Capital                                                    58,694      96,748      39,825             61,029
Short Term Debt                                                         0       1,520      15,602             70,113
Current Maturities LTD                                                  0           0       3,000              3,000 (Est)
L T Debt and Preferred Stk                                          2,262           0      11,250             11,250 (Est)
Com Stckhldrs' Equity         105,207     107,885     125,406     113,703     181,194     157,214            203,232
Total Capitalization                                              115,965     181,194     168,464            214,482
Total Assets                  112,714     201,533     165,726     159,608     227,469     239,687            342,359

SELECTED INCOME STATEMENT ITEMS

Sales                          23,427     112,583     104,383     106,169     146,800     202,407 170,895    177,562
Cost of Goods Sold                                     62,712      66,966      93,508     126,857 106,869    112,370
Gross Profit                                           41,671      39,203      53,292      75,550  64,026     65,192
Other Income                                           25,806       8,512      12,143       9,469   6,364      7,055
Interest Expense                                          254         389         263       2,483     671      2,159
Deprec and Amor Exp                                     6,501       8,989       9,078      10,014   6,547      8,277
Sell, Gen & Admin Exp                                  42,132      36,734      57,480      59,812  43,130     47,536
Other Operating Expenses                               56,721      25,035      54,750      58,851  33,070     61,253
Other Expenses                                              0           0           0          22       0          0
Pre-Tax Income                                        (31,630)    (14,443)    (47,058)    (36,149) (6,481)   (38,701)
Taxes                                                       0           0           0       1,534     500       (944)
N I From Continuing Ops                               (31,630)    (14,443)    (47,058)    (37,683) (6,981)   (37,757)
Dis Ops  Extrao                                             0           0           0           0       0          0
Net Income                                            (31,630)    (14,443)    (47,058)    (37,683) (6,981)   (37,757)
Preferred Stock dividends                               1,604       1,503         578           0       0          0
N I from ConOps ava for Com Sh (3,030)    (27,514)    (33,234)    (15,946)    (47,636)    (37,683) (6,981)   (37,757)
N I ava for Com Sh             (3,030)    (27,514)    (33,234)    (15,946)    (47,636)    (37,683) (6,981)   (37,757)
EBITDA                                                (24,875)     (5,065)    (37,717)    (23,652)    737    (28,265)

SELECTED LIQUIDITY, COVERAGE, & LEVERAGE RATIOS

Current Ratio                                                        3.77        3.36        1.60               1.51
Collection period (days)                                            94.21       72.23       65.64        *    117.41 *
Inventory turnover                                                   1.99        2.64        2.69        *      2.05 *
Sales/Assets (avg)               0.21        0.72        0.57        0.65        0.76        0.87        *      0.72 *
EBIT/Interest+Pref Div                                 -16.89       -7.43      -55.64      -13.56        *    -16.22 *
EBITDA/CMLTD+Inter+Pref Div                                         -2.68      -44.85       -4.31        *     -7.55 *
Equity / Assets (avg)            0.93        0.68        0.64        0.73        0.76        0.72               0.62
Equity / Ttl Capitaliz (avg)                                         0.98        0.99        0.97               0.94

SELECTED PROFITABILITY RATIOS

N I ConOps avai com sh/sales   -12.93%     -24.44%     -31.84%     -15.02%     -32.45%     -18.62% -13.43%*    -32.74%*
N I ConOps avai com sh/AvEqu    -2.88%     -25.82%     -28.49%     -13.34%     -32.31%     -22.27%        *    -37.99%*
N I ConOps avai com sh/AvAss    -2.69%     -17.51%     -18.10%      -9.80%     -24.61%     -16.13%        *    -23.52%*
Gross Profit/Sales                                      39.92%      36.93%      36.30%      37.33%  37.47%      36.72%
Operating Exp/Sales                                     94.70%      58.18%      76.45%      58.63%  44.59%      61.27%
Taxes/PreTax Inc                                         0.00%       0.00%       0.00%      -4.24%  -7.71%       2.44%

SELECTED EARNINGS AND PRICING RATIOS

LTM EPS from ConOps            ($0.21)     ($1.69)     ($1.81)     ($0.83)     ($1.81)     ($1.22) ($0.84)     ($2.12) ($2.12)**
Wtd Avg EPS ConOps 5yr                                                                      $0.00                       $0.00 ***
Forecasted Next yr EPS(8/99)                                                                                            $0.07
FD EPS as reported             ($0.21)     ($1.69)     ($1.81)     ($0.83)     ($1.81)     ($1.22) ($0.23)     ($1.13)
Dividend per share              $0.00       $0.00       $0.00       $0.00       $0.00       $0.00   $0.00       $0.00   $0.00 ****
Dividend yield                                                                               0.00%                       0.00%
Percentage Payout                0.00%       0.00%       0.00%       0.00%       0.00%       0.00%   0.00%       0.00%   0.00%
LTM Sales per sh                                        $5.68       $5.52       $5.59       $6.55               $6.27   $6.27 **
LTM EBITDA per share                                   ($1.35)     ($0.26)     ($1.44)     ($0.76)             ($1.58) ($1.58)**
Book value per share                                                $5.86       $5.91       $5.01               $5.61   $5.61 **
Price / Share                                                                              $24.75                      $27.81
Invested Capital / Share                                                                   $25.70                      $30.14
Price / Share - LTM EPS ContOps                                                            nmf                          nmf
Price / Share - Wtd Avg EPS ConOps5yr                                                      nmf                          nmf
Price / Share - Forecasted EPS                                                                                           397.32 x
Price / Share - Book Value per sh                                                            4.94 x                        4.95 x
Price / Share - Sales per share LTM                                                          3.78 x                        4.44 x
Price / Share - EBITDA/Share LTM                                                           nmf                          nmf
Invested Cap/Sh / Sales/shareLTM                                                             3.93 x                        4.81 x
Invested Cap/Sh / EBITDA/Sh LTM                                                            nmf                          nmf
End of period shares O/S                                       19,400,764  30,678,537  31,381,344             36,195,621
Wtd aver shares                                    18,377,000  19,225,000  26,275,000  30,920,000  30,663,000 33,353,000

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets 12345yrs                     78.80%      21.26%      12.29%      19.19%      16.29%
CAGR in Sales 12345yrs                     380.57%     111.08%      65.49%      58.22%      53.92%
CAGR in F.D. EPS 1,2,3,4,5 Yrs                nmf         nmf         nmf         nmf         nmf
EPS ContOps 5 yr avg                                                                         ($1.47)
EPS 5 Year Std Dev                                                                          $0.39
CAGR in FD EPS 12345yrs                                              nmf         nmf         nmf         nmf         nmf
EPS (5 Year Average)                                                                       ($1.47)
EPS (5 Year Standard Deviation)                                                             $0.39



                                   EPS Cont. Ops. - Earnings per share before discontinued
                                       operations and/or extraordinary and nonrecurring items
                                   nmf - Not meaningful
                                   n/a - Not available
                                   * Annualized
                                   ** As of 5/31/98
                                   *** As of 8/31/97
                                   **** Indicated dividend rate

